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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


   Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund
-------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Massachusetts                                  26-0066992
----------------------------------------    -----------------------------------
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)


      117 East Colorado Blvd.
      Pasadena, CA                                          91105
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


If this form relates to the registration    If this form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act and       securities pursuant to Section 12(g)
is effective pursuant to General            of the Exchange Act and is effective
Instruction A.(c), please check the         pursuant to General Instruction
following box: /x/                          A.(d), please check the following
                                            box: / /


Securities Act registration statement file number                   333-107150
pursuant to which this form relates:                             ---------------
                                                                 (IF APPLICABLE)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class to be so                Name of Each Exchange on Which Each
Registered:                                 Class is to be Registered:

Common Shares of Beneficial Interest
Without Par Value                           New York Stock Exchange
--------------------------------------      -----------------------------------


Securities to be registered pursuant to Section 12(g) of the Act: None

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is hereby made to the sections entitled "Description of Shares" as contained in the registration statement on Form N-2 of Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, as filed with the Securities and Exchange Commission (the "Commission") on July 18, 2003 (Securities Act File No. 333-107150 and Investment Company Act File No. 811-21403) (the "Original Registration Statement"), and Pre-Effective Amendment No. 1 to the Original Registration Statement, including all exhibits thereto, as filed with the Commission on August 27, 2003 ("Pre-Effective Amendment No. 1," together with the Original Registration Statement, the "Registration Statement").

ITEM 2. EXHIBITS.

     Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

                                SIGNATURE

     A copy of the Agreement and Declaration of Trust of Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, as amended, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       WESTERN ASSET/CLAYMORE U.S. TREASURY
                                       INFLATION PROTECTED SECURITIES FUND


                                       By:        /s/ Randolph L. Kohn
                                          -------------------------------------
                                          Name: Randolph L. Kohn
                                          Title: President


Date: September 16, 2003


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